UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on October 28, 2021, American Water Enterprises, LLC (“AWE”) and American Water (USA), LLC, direct and indirect wholly owned subsidiaries of American Water Works Company, Inc. (the “Company”), as sellers (collectively, the “Sellers”), American Water Resources, LLC (“AWR”), Pivotal Home Solutions, LLC (“Pivotal”), and American Water Resources Holdings, LLC (“AWRH”), indirect wholly owned subsidiaries of the Company that, collectively and through wholly owned subsidiaries, own and operate the Company’s Homeowner Services Group (each, an “HOS Company” and, collectively, the “HOS Companies”), and, for specified limited purposes, the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Lakehouse Buyer Inc., an indirect, wholly owned subsidiary of funds advised by Apax Partners LLP (the “Buyer”), for the sale of the HOS Companies by Seller to Buyer for aggregate estimated consideration of approximately $1.275 billion, plus the applicable working capital adjustment, as described below, or an estimated $1.0 billion net of tax (the “Transaction”). As described in greater detail under “Completion of Sale of Homeowner Services Group” in Item 8.01 below, the Transaction closed on December 9, 2021 (the “Closing Date”). Certain relationships between the Company or its affiliates, on the one hand, and one or more of the other parties to the Purchase Agreement, on the other hand, that were entered into at or in connection with the closing of the Transaction are referenced in the Purchase Agreement attached hereto as Exhibit 2.1 and are incorporated by reference herein.

Secured Seller Note Agreement

On the Closing Date, AWE, as the lender (the “Lender”), Lakehouse BidCo Inc., an affiliate of the Buyer (“Holdings”), the Buyer, as the borrower (the “Borrower”), and AWR, Pivotal, AWRH and American Water Resources of Texas, LLC (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”), entered into a Secured Seller Note Agreement (the “Seller Note”) in the original principal amount of $720 million (the “Loan”). The Seller Note is a component of the aggregate consideration paid by the Buyer in the Transaction. Pursuant to the Seller Note, on the Closing Date, the Borrower issued a secured promissory note to repay or prepay to the Lender in cash all obligations under the Loan, including, without limitation, the outstanding aggregate principal and all accrued and unpaid interest thereon (including any applicable premium, interest, fees and other obligations). The Seller Note bears interest at a rate of 7.00% per year until maturity, payable in cash semi-annually in arrears or upon the occurrence of any repayment or prepayment of the Loan. The Seller Note will mature on December 9, 2026, and all amounts and obligations due, payable and owing under the Seller Note are to be repaid in cash.

Beginning on December 9, 2024, the Lender may require the Borrower to repay 100% of the outstanding principal amount of the Loan in full in cash, together with all accrued and unpaid interest and other obligations under the Seller Note (the “Lender Put Right”), without any premium or penalty (“at par”), except that, in the event of a disruption event in the broadly syndicated term loan “B” debt financing market, the Borrower will not be required to make any repayment pursuant to the Lender Put Right until the termination of such market disruption event. The Borrower is not permitted to prepay the Loan prior to the earlier of (i) the date the Lender elects to exercise the Lender Put Right or (ii) December 9, 2025 (the “Non-Call Provision”). If the Borrower breaches the Non-Call Provision, an event of default will occur under the Seller Note and the Company may, among other remedies, demand repayment from Borrower of the Loan in full together with an applicable premium ranging from 105.5% to 107.5% of the aggregate outstanding principal amount of the Loan, together with a customary “make-whole” amount and accrued and unpaid interest and any other obligations owed. An optional prepayment of the Loan by the Borrower that complies with the Non-Call Provision may be made at par. The Lender also may, in its sole discretion from time to time, require the Borrower to prepay the Loan at par in the event of certain circumstances, including permitted sales of the Borrower’s assets, the receipt of insurance proceeds due to a loss casualty or condemnation event incurred by the Borrower or the receipt of proceeds from an unpermitted incurrence of indebtedness by the Borrower.

The payment obligations of the Borrower under the Seller Note are secured by a first priority security interest in certain assets of the Borrower and the HOS Companies, including their cash and securities accounts, as well as a pledge of the equity interests in each of the HOS Companies, subject to certain exceptions, including for permitted liens and permitted future indebtedness of the Borrower that may be secured by such assets on a senior basis (as to repayment) or on a pari passu basis (as to lien priority) with the security interests provided for under the Seller Note.

The Borrower is required under the Seller Note to comply with certain affirmative and negative covenants until all principal of and interest on the Loan and all other obligations under the Seller Note have been paid in full in cash. These covenants include, among others: (i) periodic financial, budgeting and compliance reporting of the Borrower; notices of default and litigation; and requirements as to the operation of the HOS Companies’ business; and (ii) negative covenants related to (subject, in each case, to various conditions, limitations and exceptions): the incurrence of additional indebtedness by the Borrower that exceeds certain pro forma leverage ratios set forth in the Seller Note; the creation or existence of liens on the Borrower’s properties or assets; restrictive agreements prohibiting the Lender’s liens under the Seller Note and the making of dividends or distributions with respect to the Borrower’s capital stock; the making of restricted payments; the making of certain investments; fundamental changes in and dispositions of the Borrower’s assets; sale and leaseback transactions; transactions with the Borrower’s affiliates; changes in organizational documents; and amendments of junior indebtedness.

The Seller Note provides that an event of default under the Seller Note will occur upon, among other things: a breach by the Borrower of its obligations under the Seller Note, including a breach of the Non-Call Provision or a failure to make any payments when due; a default on the Borrower’s other indebtedness exceeding a specified threshold; a breach of certain of the Borrower’s covenants, and its representations and warranties in any material respect, under the Seller Note; certain bankruptcy or similar events with respect to the Borrower; the filing of final money judgments in excess of a threshold amount that remain unpaid for 60 days or more; certain material employee benefit plan events; a change of control involving the Borrower; and a repudiation by the Borrower of any loan document, security agreement or guarantee related to the Seller Note.

The foregoing summary of the terms and conditions of the Seller Note is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference in response to this Item 1.01.

Revenue Share Agreement

On the Closing Date, the Company, AWR, Pivotal and AWRH entered into a Revenue Share Agreement (the “Revenue Share Agreement”), pursuant to which the Company will receive 10% of the revenue generated by the business of the applicable HOS Company after the Closing Date from current home warranty services on-bill arrangements, and 15% of the revenue generated from any future on-bill arrangements entered into after the Closing Date. Unless earlier terminated, the Revenue Share Agreement has a term of up to 15 years, which may be renewed for up to two five-year periods.

The foregoing summary of the terms and conditions of the Revenue Share Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference in response to this Item 1.01.

Item 7.01.	Regulation FD Disclosure

On December 9, 2021, the Company issued a press release announcing the closing of the transactions described in Items 1.01 and 8.01 herein. A copy of the press release has been included as Exhibit 99.1 and is incorporated by reference herein.

The information furnished in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Completion of Sale of Homeowner Services Group

On December 9, 2021, the Sellers, the Company, the HOS Companies and Buyer completed the previously announced sale of the HOS Companies, comprising 100% of the equity interests in the HOS Companies, pursuant to the Purchase Agreement. On the Closing Date, the Buyer paid the Sellers, as part of the purchase price, $485 million in cash, inclusive of

$5 million for the working capital adjustment. In addition, AWE, Holdings, the Buyer and the Subsidiary Guarantors entered into the Seller Note discussed in response to Item 1.01 above. Upon maturity, proceeds from the repayment of the Seller Note are expected to be used to fund capital investments in the Company’s regulated businesses. Under the terms of the Purchase Agreement, the Buyer is also required to make an additional cash payment of $75 million to the Sellers due and payable within 45 days after the satisfaction of certain conditions (as set forth in the Purchase Agreement) by December 31, 2023.

The foregoing description of terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the full text thereof, filed as Exhibit 2.1 to this Current Report on Form 8-K.

Common Interest and Cooperation Agreement

On the Closing Date, the Company, AWR and the Buyer entered into a Common Interest and Cooperation Agreement (the “Cooperation Agreement”), in order to facilitate a common defense for, and to share information concerning, the previously reported federal grand jury investigation being conducted by the U.S. Attorney’s Office for the Eastern District of New York involving AWR’s operations and its contractor network in the New York City metropolitan area, and any legal or regulatory inquiries or proceedings related to or resulting from such investigation or the subject matter in the grand jury subpoena issued to AWR on April 2, 2021 in connection with such investigation relating to AWR’s business and operations in the State of New York (collectively, the “Covered Matters”). Under the terms of the Cooperation Agreement, the Company will, on behalf of AWR, defend any Covered Matter, using commercially reasonable efforts to resolve it on a reasonably expedient basis, and consult with the Buyer on such Covered Matter. Further, the Company is required to obtain the prior written consent of the Buyer (which consent may not be unreasonably withheld, conditioned or delayed) before entering into any resolution of any Covered Matter that imposes non-monetary provisions or undertakings or any other terms for which there will be no indemnification under the Cooperation Agreement. In addition, for the period from the Closing Date to March 9, 2025, the Company is required to indemnify the Buyer for any monetary losses or out-of-pocket damages (as described in the Cooperation Agreement) incurred by the Buyer or certain of the HOS Companies to the extent directly arising in connection with, or directly resulting from, any Covered Matter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits to this Current Report have been filed herewith (except as noted below):

Exhibit No.	Description

2.1†	Membership Interest Purchase Agreement, dated as of October 28, 2021, by and among the Buyer, each of the Sellers, each of the HOS Companies, and for limited purposes set forth therein, the Company (incorporated by reference to Exhibit 2.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed October 29, 2021).

10.1*†	Secured Seller Note Agreement, dated as of December 9, 2021, by and among the Lender, Holdings, the Borrower and the Subsidiary Guarantors.

10.2*	Revenue Share Agreement, dated as of December 9, 2021, by and among the Company, AWR, Pivotal and AWRH.

99.1**	Press Release, dated December 9, 2021, issued by the Company.

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*	Filed herewith.
**	Furnished herewith.
†

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things (i) the accounting, financial and other impacts of the Transaction, including impacts on the Company’s current and short- and long-term expectations, guidance and plans with respect to its current and future debt and equity capital needs, capital expenditures, dividends, earnings (including earnings per share), growth, future regulatory outcomes, rate base growth, and other financial and operational plans; (ii) the ability to achieve the Company’s regulatory and other strategies, benefits, plans and goals related to the Transaction, including with respect to the redeployment of the net proceeds of the Transaction into the Company’s regulated water and wastewater businesses; (iii) the Company’s ability to receive any contingent consideration provided for in the Purchase Agreement; (iv) the ability to receive amounts due, payable and owing from time to time under the Seller Note, including without limitation the Loan and all accrued and unpaid interest and other amounts thereunder, and the Revenue Share Agreement; and (v) various other risks and uncertainties.

These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors, including post-closing adjustments to the purchase price as provided in the Purchase Agreement; regulatory, legislative, local or municipal actions affecting the home warranty services and the water and wastewater industries; and other economic, business and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2020, and in other filings with the SEC, and the additional risks, uncertainties, assumptions and limitations described herein. The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: December 9, 2021	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Interim Chief Executive Officer, Executive Vice President and Chief Financial Officer